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                                                              Exhibit 1.A.(1)(b)

                  PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                                 Action by the
                 Executive Committee of the Board of Directors

     Pursuant to Article II, Section 9 of the By-Laws of Pruco Life Insurance Company of New Jersey, a New Jersey corporation (the "Company"), the undersigned being all the members of the Executive Committee of the Board of Directors of such Company hereby consent to and adopt the following resolution:

R-421            ESTABLISHMENT OF VARIABLE APPRECIABLE ACCOUNT
                 ---------------------------------------------

     RESOLVED, that the Resolution (R-57) establishing the Pruco Life Variable Appreciable Account (the "Account"), adopted January 13, 1984, amended on June 28, 1999 is hereby amended additionally to allow for purchase payments received in connection with the Company's individual variable life insurance contracts as they may determine from time to time, and the dividends, interest and gains produced thereby, to be invested and reinvested in shares of the various portfolios of The Prudential Series Fund, Inc. and in any or all of the following investment company portfolios at the net asset value of such shares at the time of acquisition:


     FUND/SERIES                                      PORTFOLIO

AIM Variable Insurance Funds, Inc.          AIM V.I. Value Fund
American Century VP Value Portfolios, Inc.  American Century VP Value Fund
Janus Aspen Series                          Growth Portfolio
MFS Variable Insurance Trust                Emerging Growth Series
T. Rowe Price International Series, Inc.    International Stock Portfolio
Templeton Variable Products                 Franklin Small Cap Investments
                                            Fund - Class Two


     December 2, 1999
                                             /s/
                                            ____________________________

                                                  James J. Avery, Jr.


                                             /s/
                                            ____________________________
                                                  Esther H. Milnes


                                            /s/
                                            ____________________________
                                                  I. Edward Price